SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement            [_]   Confidential, for use of the
[_]   Definitive Proxy Statement                   Commission Only (as permitted
[_]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]   Soliciting  Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                            ULTRALIFE BATTERIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
            (Name of Person(s) Filing Proxy Statement if other than
                                the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.


[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      --------------------------------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------


      (5)   Total fee paid:

      --------------------------------------------------------------------------


[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      --------------------------------------------------------------------------


      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------


      (3)   Filing Party:

      --------------------------------------------------------------------------


      (4)   Date Filed:

      --------------------------------------------------------------------------

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                NEWARK, NY 14513
                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE __, 1998

To the Stockholders of Ultralife Batteries, Inc.:

            NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Ultralife Batteries, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 1350 Route 88 South, Newark, New York 14513, on _________, June __, 1998 at 10:30 A.M., Eastern Daylight Savings time (the "Special Meeting"), for the purpose of amending the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.10 par value per share, from 12,000,000 to 20,000,000 and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

            Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy Statement.

            The close of business on May 26, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

            We hope that you plan to attend the Special Meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Special Meeting and vote in person even if you have previously mailed your proxy card.

                                             By Order of the Board of Directors,

                                                   PETER F. COMERFORD
                                                   Assistant Secretary
Newark, New York
May __, 1998





================================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                NEWARK, NY 14513

                              --------------------
                                 PROXY STATEMENT
                              --------------------


            This Proxy Statement is furnished to the holders (the "Stockholders") of Common Stock, par value $.10 per share (the "Common Stock") of Ultralife Batteries, Inc., a Delaware corporation (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies (a "Proxy" or "Proxies") for use at a Special Meeting of Stockholders to be held at the offices of the Company, 1350 Route 88 South, Newark, New York
14513, on  __________________,  June __, 1998, at 10:30 A.M.,  Eastern  Daylight
Savings time (the "Special Meeting") and at any adjournment or postponement thereof, for the purpose of amending the Company's Restated Certificate of Incorporation, as previously amended, to increase the number of authorized shares of Common Stock from 12,000,000 to 20,000,000 (the "Proposed Amendment"). The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such Common Stock. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is May __, 1998.

            If the  enclosed  Proxy is properly  executed and  returned,  Common
Stock represented thereby will be voted and if a choice is specified in the Proxy, the Common Stock represented thereby will be voted in accordance with the specifications so made.

            A Proxy may be revoked by a Stockholder at any time before its exercise by filing with Peter Comerford, the Assistant Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attendance at the Special Meeting and electing to vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a Proxy.

            The close of business on May 26, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

                                     VOTING

            As of the Record Date, there were 10,483,286 shares of Common Stock outstanding. A majority of the Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Special Meeting for determining the presence of a quorum. The affirmative vote of the majority of the outstanding Common Stock is necessary to approve the Proposed Amendment. Abstentions and broker nonvotes are included in the determination of the number of Common Stock present at the meeting for quorum purposes but are not counted in the tabulation of the votes cast on the Proposed Amendment. Thus, an abstention from voting or a Proxy in which no direction is specified will have the same legal effect as a vote "against" the matter, even though the Stockholder may interpret such action differently. The Stockholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the Special Meeting to serve as the inspector of election at the Special Meeting and who has executed and verified an oath of office.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 14, 1998 by (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and named executive officers of the Company, and (iii) all directors and executive officers of the Company and officers of the Company as a group.

                                                                              PERCENT
                                                      NUMBER OF SHARES      BENEFICIALLY
NAME AND ADDRESS                                     BENEFICIALLY OWNED        OWNED
----------------                                     ------------------        -----
Intermagnetics General Corporation
450 Old Niskayuna Rd
Latham, NY 12210-0461(1) ...............................  1,006,586             9.57%

Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, PA 15258(2) ................................    838,673             8.00%

State of Wisconsin Investment Board
P.O. Box 7842
Madison, WI 53707(3) ...................................    469,000             4.47%

Joseph C. Abeles(4)(5) .................................    269,500             2.56%

Joseph N. Barrella(4)(6) ...............................    324,000             3.05%

Bruce Jagid(4)(7) ......................................    655,400             6.00%

Richard A. Hansen(4)(8) ................................     35,500              *

Arthur M. Lieberman(4)(9) ..............................    131,000             1.25%

Martin G. Rosansky(4)(10) ..............................    172,000             1.63%

Stanley Lewin(4)(11) ...................................     48,000              *

                                                                              PERCENT
                                                      NUMBER OF SHARES      BENEFICIALLY
NAME AND ADDRESS                                     BENEFICIALLY OWNED        OWNED
----------------                                     ------------------        -----
Carl H. Rosner
c/o Intermagnetics General Corporation
450 Old Niskayuna Rd ...................................
Latham, NY  12210-0461(1)(12) ..........................  1,006,586             9.57%

All directors and officers as a group (13 persons)(13)..  2,695,986            23.73%

--------------------------------


*     Represents share ownership of less than one (1%) percent.

(1) Includes 833 shares and options to purchase 30,000 shares which may be exercised within 60 days beneficially owned by Mr. Carl H. Rosner. Mr. Rosner is the Chairman of the Board and Chief Executive Officer of IGC. Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.

(2) The information contained herein with respect to these shares has been obtained from Schedule 13G, dated February 10, 1998, includes shares held as trustee or investment advisor for affiliated entities.

(3) The information contained herein with respect to these shares has been obtained from Schedule 13G, dated January 23, 1998.

(4) The address of this person is c/o Ultralife Batteries, Inc., 1350 Route 88 South, Newark, New York 14513.

(5) Includes 27,000 shares subject to options which may be exercised within 60 days, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 1,003,586 shares beneficially owned by IGC. Mr. Abeles is a director of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC. Mr. Abeles and the Company have entered into an agreement ("Waiver Agreement") pursuant to which Mr. Abeles has agreed to not exercise options exercisable to purchase 16,280 shares of Common Stock, until the Company effects an increase to its authorized number of shares of Common Stock by no less than 500,000 shares. In consideration, the Company has agreed to use its best efforts to convene an annual or special meeting of stockholders as soon as practicable in order for the stockholders to vote on a proposal to approve an increase in the Company's authorized shares of Common Stock. In the event that (i) an increase to its authorized shares of Common Stock is not approved at the Company's next annual or special meeting of stockholders or (ii) the Company is party to a merger, consolidation, sale of all or substantially all of the Company's assets or a transaction in which outstanding Common Stock shall be changed into or exchanged for different securities of the Company (other than by combination or consolidation of its outstanding shares of Common Stock) or common stock or other securities of another corporation or interests in a noncorporate entity or other property ("Merger Event"), then the Company has agreed to compensate Mr. Abeles in an amount equal to the market value of shares of Common Stock issuable upon exercise of the vested portion of such options, as determined by the average of the closing price ten trading days prior to the annual or special meeting of stockholders or the closing date of the Merger Event, as the case may be, less the aggregate exercise price of the vested options.

(6) Includes 135,000 shares subject to options which may be exercised within 60 days. Mr. Barrella has entered into a similar Waiver Agreement with respect to options exercisable to purchase 43,118 shares of Common Stock.

(7) Includes 445,000 shares subject to options which may be exercised within 60 days. Mr. Jagid has entered into a similar Waiver Agreement with respect to options exercisable to purchase 128,118 shares of Common Stock. Also includes 2,000 shares held in trust for Mr. Jagid's children.

(8) Includes 28,500 shares subject to options which may be exercised within 60 days and includes 2,000 shares owned by minor children. Mr. Hansen has entered into a similar Waiver Agreement with respect to options exercisable to purchase 16,280 shares of Common Stock. Does not include shares held by Pennsylvania Merchant Group as a market-maker. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchant Group and therefore may be deemed to share voting and investment power.

(9) Includes 50,000 shares subject to options which may be exercised within 60 days and 51,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan. Mr. Lieberman has entered into a similar Waiver Agreement with respect to options exercisable to purchase 16,280 shares of Common Stock.

(10) Includes 80,000 shares subject to options which may be exercised within 60 days. Mr. Rosansky has entered into a similar Waiver Agreement with respect to options exercisable to purchase 41,280 shares of Common Stock.

(11) Includes 37,000 shares subject to options which may be exercised within 60 days. Mr. Lewin has entered into a similar Waiver Agreement with respect to options exercisable to purchase 25,000 shares of Common Stock.

(12) Includes 30,000 shares subject to options which may be exercised within 60 days and 975,753 shares owned by IGC. Mr. Rosner is the Chairman of the Board and Chief Executive Officer of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC. Mr. Rosner has entered into a similar Waiver Agreement with respect to options exercisable to purchase 16,280 shares of Common Stock.

(13) Includes 811,000 shares subject to options which may be exercised within 60 days. Certain directors and officers have entered into a similar Waiver Agreement with respect to options exercisable to purchase an aggregate of 494,960 shares of Common Stock.

                    PROPOSAL TO AMEND THE COMPANY'S RESTATED
               CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

            The Board of Directors has determined that it is advisable to amend the Company's Restated Certificate of Incorporation, at this time and has recommended that Stockholders approve the Proposed Amendment to ARTICLE THIRD of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 12,000,000 to 20,000,000 in order to for the Company to authorize the appropriate number of shares of common stock issuable upon exercise of outstanding options or warrants while leaving the Company with a sufficient number of shares of Common Stock available for other corporate purposes. The full text of the Proposed Amendment is attached to this Proxy Statement as Exhibit A. The Board has adopted a resolution authorizing the Proposed Amendment and has directed that the Proposed Amendment be submitted to the stockholders for their consideration.

REASONS FOR THE PROPOSED AMENDMENT

            Of the 12,000,000 currently authorized shares of Common Stock, 12,488,136 currently are either outstanding or reserved for issuance as follows:



Total Outstanding                                                     10,483,286
                                                                      ----------
-  Exercise of underwriter's overallotment option granted                375,000
   pursuant to the Public Offering
-  Exercise of outstanding options granted to employees                1,142,350
   pursuant to the Company's 1992 and 1995 Stock Option Plan
-  Exercise of outstanding options granted to the                        375,000
   Company's Chairman and Chief Executive Officer not
   pursuant to a plan
-  Exercise of outstanding Warrants                                      112,500
                                                                      ----------
   Total to be reserved for issuance                                   2,004,850

   Total outstanding and to be reserved for issuance                  12,488,136
                                                                      ----------

            In April 1998, the Company consummated a public offering of 2,500,000 shares of Common Stock producing gross proceeds of approximately $31 million. Since the Company was only authorized to issue up to 12 million shares of Common Stock, certain directors and officers of the Company entered into waiver agreements with the Company (the "Waiver Agreements") pursuant to which such directors and officers have agreed to not exercise options to purchase an aggregate of 494,960 shares of Common Stock until the Company effects an increase to its authorized number of shares of Common Stock by no less than 500,000 shares. The agreements provide that in the event that an increase to its authorized shares of Common Stock is not approved at the Company's next annual or special meeting of stockholders, the Company will compensate each of the directors and officers who have entered into a Waiver Agreement an amount equal to the market value of shares of Common Stock issuable upon exercise of the vested portion of such options, as determined by the average of the closing price for the ten trading days prior to the annual or special meeting of stockholders less the aggregate exercise price of the vested options. In the event that this proposal is not approved by the stockholders, the Company will be obligated to pay to certain directors and officers an aggregate of approximately $380,480 pursuant to the Waiver Agreements using a market value of $12.50 per share of Common Stock (the reported sales price of the Common Stock on May 14, 1998 as reported by the Nasdaq National Market).

            The Company does not have enough authorized shares of Common Stock to issue shares of Common Stock which must be available for issuance upon exercise outstanding options and warrants. For this reason, and in order to leave the Company with a sufficient number of available shares for other proper corporate purposes which may be identified by the Board of Directors in the future, such as the sale of stock to obtain additional financing, the acquisition or merger into the Company of other companies and the funding of future equity compensation or employee stock plans to retain and attract qualified executives and employees, the Board of Directors believes that it is necessary to adopt the Proposed Amendment. The Company also has authorized 1,000,000 shares of Preferred Stock, no par value, of which none have been issued.

CERTAIN CONSEQUENCES OF THE PROPOSED AMENDMENT

            The Proposed Amendment would not change any of the terms of the Company's Common Stock, but would merely increase the number of shares of Common Stock which the Company is authorized to issue.

            The shares of Common Stock to be authorized by the Proposed Amendment will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's Stockholders, except as may be required by applicable laws. Other than in connection with issuing shares of Common Stock upon exercise of outstanding options and warrants, management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

            Although an increase in the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect (by, for example, permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Proposed Amendment is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and Stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to the Company's Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company. Finally, the issuance of additional shares of Common Stock for the above-mentioned purposes may have a dilutive effect on earnings per share (if any) and on a Shareholder's percentage voting power.

APPRAISAL RIGHTS

            There are no rights of appraisal or similar rights of dissenters with respect to the Proposed Amendment.

EFFECTIVE DATE

            If approved by the Stockholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which filing will be made as soon as reasonably practicable after Stockholder approval.

            THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                  OTHER MATTERS

            The Board of Directors is not aware of any matters not set forth herein that may come before the Special Meeting. If, however, further business properly comes before the Special Meeting, the persons named in the proxies will vote the Shares represented thereby in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

            Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company not later than August 11, 1998 should be directed to the attention of the Assistant Secretary of the Company.

                           ANNUAL REPORT AND FORM 10-K

            The Company has previously furnished to each stockholder of record on October 28, 1997 the Company's Form 10-K. The Company will furnish without charge to each person whose proxy is being solicited, upon and in accordance with the written request of such person, another copy of the Company's annual report on Form 10-K for the fiscal year ended June 30, 1997, including the financial statements, but excluding exhibits. Requests for copies of either such report should be directed to the Company, Attention: Assistant Secretary.

                                             By Order of the Board of Directors,

                                             PETER F. COMERFORD
                                             Assistant Secretary



May __, 1998

                                   PROXY CARD

PROXY                                                                      PROXY

                            ULTRALIFE BATTERIES, INC.

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


            The  undersigned  holder of Common  Stock,  of ULTRALIFE  BATTERIES,
INC., revoking all proxies heretofore given, hereby constitutes and appoints Bruce Jagid and Martin Rosansky, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at a Special Meeting of Stockholders of ULTRALIFE BATTERIES, INC., to be held at the offices of the Company, 1350 Route 88 South, Newark, New York 14513, on _________, June __, 1998 at 10:30 A.M., Eastern Daylight Savings, and at any adjournments or postponements thereof.

            The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

            Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposal 1 set forth on the reverse side.


            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                        THE BOARD OF DIRECTORS RECOMMENDS
                              A VOTE FOR PROPOSAL 1

1. Proposal to amend the Company's Restated Certificate of Incorporation, to increase the number of authorized shares of Common Stock, par value $.10 per share, from 12,000,000 to 20,000,000.

      FOR [_]                 AGAINST [_]                   ABSTAIN [_]

2. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

            The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1 and in accordance with their discretion on such other matters as may properly come before the meeting.


                                                Dated: ___________________, 1998

                                                ________________________________

                                                ________________________________
                                                Signature(s)

                                                (Signature(s)  should conform to
                                                names as registered. For jointly
                                                owned shares,  each owner should
                                                sign.  When signing as attorney,
                                                executor,         administrator,
                                                trustee,  guardian or officer of
                                                a corporation,  please give full
                                                title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY

                                    EXHIBIT A


                        FORM OF PROPOSED AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                       OF ULTRALIFE BATTERIES, INC. UNDER
               SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW


            The first paragraph of ARTICLE THIRD of the Restated Certificate of Incorporation, as now in force and effect, is hereby amended by eliminating said first paragraph of ARTICLE THIRD thereof in its entirety and substituting in lieu thereof the following:

                  "THIRD:

                  The aggregate number of shares of stock that the Corporation is authorized to issue is 21 million shares, consisting of 20 million shares of Common Stock, par value of $.10 per share (the "Common Stock") and 1 million shares of Preferred Stock, $.10 par value (the "Preferred Stock")."